UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 4, 2024, Bionano Genomics, Inc. (the “Company”) committed to a reorganization plan (the “Plan”), including a reduction in force (the “Reduction”) intended to decrease expenses and maintain a streamlined organization to support key programs and customers, and that is expected to conserve cash. The Plan will refocus the Company’s efforts on the current installed base of optical genome mapping (“OGM”) systems with less emphasis on new placements of OGM systems and more emphasis on ensuring customers are able to maximize their utilization of the OGM systems. As part of the Reduction, the Company expects to reduce its overall headcount by approximately 84 employees, which represents approximately 45% of its full-time employees as of September 3, 2024. These cost-saving measures from the Plan are incremental to the cost saving initiatives previously announced in May 2023, October 2023, and March 2024 and are expected to reduce annual operating expenses by approximately an additional $25.0 million to $30.0 million beginning in the fourth quarter of 2024. The Company estimates that it will incur total restructuring charges of approximately $0.5 million to $1.0 million, including severance payments in connection with the Plan. Of the total charges, substantially all charges are expected to be future cash expenditures. The Company expects the Reduction will be substantially completed by October 1, 2024.

The estimates of the charges that the Company expects to incur in connection with the Reduction, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

In connection with the Reduction, the role of our Chief Financial Officer, Gülsen Kama, was impacted and Ms. Kama will no longer be employed with the Company effective September 18, 2024.

The Company anticipates entering into a separation agreement with Ms. Kama (the “Separation Agreement”) pursuant to which Ms. Kama will be entitled to receive, subject to Ms. Kama’s execution of a customary release of claims in favor of the Company and compliance with her obligations under the Separation Agreement: (a) a cash amount equal to six months of her current annual base salary, payable in a continuation on the Company’s regular payroll starting on the first regularly scheduled payroll date after the effective date of the Separation Agreement; and (b) COBRA group health insurance continuation for a period of up to six months from the effective date of the Separation Agreement.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2024.

Appointment of Principal Financial Officer and Principal Accounting Officer

On September 4, 2024, R. Erik Holmlin, Ph.D., President and Chief Executive Officer of the Company, was appointed by the Board of Directors (the “Board”) of the Company to serve as the principal financial officer of the Company, effective September 18, 2024, and Mark Adamchak, Vice President of Accounting & Finance was appointed to serve as the principal accounting officer of the Company, effective September 18, 2024. Dr. Holmlin and Mr. Adamchak will continue to serve in these roles until the Company appoints a new Chief Financial Officer.

Dr. Holmlin has served as the Company’s President and Chief Executive Officer and as a member of the Company’s Board since January 2011. Dr. Holmlin has also served as a member of the board of directors of Innovatus Life Sciences Acquisition Corp., a blank check company seeking to effect a business combination with one or more businesses, since March 2021. From June 2010 to February 2011, Dr. Holmlin served as president and Chief Executive Officer of GenVault Corporation, a private biosample management solutions company. Previously, Dr. Holmlin held positions as an entrepreneur in residence at Domain Associates, LLC, a dedicated life sciences venture capital firm; Chief Commercial Officer of Exiqon A/S, a publicly traded RNA research solutions company; founder and executive at GeneOhm Sciences, Inc., which was acquired by Becton, Dickinson and Company; and a National Institutes of Health postdoctoral fellow at Harvard University. Dr. Holmlin received his B.S. in Chemistry from Occidental College, his Ph.D. in Chemistry from the California Institute of Technology and MBAs from University of California, Berkeley and Columbia University.

Mr. Adamchak has served as the Company’s Controller since June 2018.  Mr. Adamchak is a seasoned finance leader with over 22 years of experience in financial management and operational roles. His expertise spans technical accounting, SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, business process reengineering, treasury operations, cash flow management, and building high-performance teams. Mr. Adamchak began his career as an auditor at KPMG and prior to him joining the Company, he held a variety of increasingly senior positions, most notably at Science Applications International Corporation , Intuit Inc., and the private life sciences start-up, Pathway Genomics.  Mr. Adamchak is a licensed CPA and holds a bachelor’s degree in accounting from James Madison University.

The selection of Dr. Holmlin and Mr. Adamchak to serve as the Company’s principal financial officer and principal accounting officer, respectively, was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Dr. Holmlin and Mr. Adamchak and any director or executive officer of the Company. Neither Dr. Holmlin nor Mr. Adamchak has been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 7.01 Regulation FD Disclosure.

In connection with the Plan, the Company is updating its annual revenue guidance to between $32.0 million and $36.0 million primarily reflecting an expected decrease in OGM instrument placements, down from the previous range provided in August 2024 of $36.0 million to $40.0 million.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Words such as “believe,” “can,” “could,” “may” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances and the negatives thereof) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s expectations that the Plan will decrease expenses, conserve cash and maintain a streamlined organization to support key programs and customers, the anticipated charges and cost savings in connection with the Reduction, the timing and process for completion of the Reduction, the ability of the Company’s customers to maximize their use of the OGM systems and the Company’s annual revenue guidance and expected decrease in OGM instrument placements.

Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing conflicts between Ukraine and Russia and in the middle east, related sanctions and any global pandemics, on our business and the global economy; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications and expand the markets for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; our ability to continue as a going concern and other risks and uncertainties described in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: September 9, 2024	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)